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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                                                                       State or County
                           Name of Subsidiary                          of Incorporation
                           ------------------                          ----------------
                  Southern Michigan Bank & Trust                       Michigan

                  SMB&T Financial Services, Inc.                       Michigan

                  SMB Mortgage Company                                 Michigan

Southern Michigan Bancorp, Inc. is the immediate parent and owns 100% of the outstanding shares of Southern Michigan Bank & Trust. Southern Michigan Bank & Trust is the immediate parent and owns 100% of the outstanding shares of SMB&T Financial Services, Inc. and SMB Mortgage Company.




                                      E-22